Filed Pursuant to Rule 424(b)(5)
Registration No. 333-290056

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2025)

$225,000,000 1.75% Convertible Senior Notes due 2032

Viridian Therapeutics, Inc.

We are offering $225.0 million aggregate principal amount of our 1.75% convertible senior notes due 2032 (the “notes”). In addition, we have granted the underwriters an option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional $25.0 million aggregate principal amount of notes, solely to cover over-allotments.

Maturity; Interest

We will pay interest on the notes at an annual rate of 1.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The notes will mature on May 15, 2032, unless earlier converted, redeemed or repurchased by us.

Conversion

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock, par value $0.01 per share (the “common stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, February 15, 2032 until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The initial conversion rate is 40.5680 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $24.65 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

Redemption and Repurchase

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on a redemption date on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Ranking

The notes will be our general, unsecured, senior obligations and will be senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

Listing; Common Stock

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is traded on The Nasdaq Capital Market under the symbol “VRDN.” On May 6, 2026, the last reported sale price per share of our common stock was $17.53.

Concurrent Equity Offering

Concurrently with this offering, we are conducting a public offering (the “Concurrent Equity Offering”) of an aggregate of $125.0 million of shares of our common stock (or up to an aggregate of $143.75 million of shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Description of the Concurrent Equity Offering” for a further description of the Concurrent Equity Offering.

	PER NOTE	TOTAL
Public offering price (1)	100.00%	$225,000,000
Underwriting discounts and commissions (2)	3.00%	$6,750,000
Proceeds to Viridian Therapeutics, Inc. (before expenses)	97.00%	$218,250,000

(1)	Plus accrued interest, if any, from May 11, 2026.
(2)	See “Underwriting” beginning on page S-70 of this prospectus supplement for additional information regarding underwriting compensation.

Investing in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-8 of this prospectus supplement and in the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference and any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, before deciding whether to purchase the notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

If the underwriters exercise the over-allotment option described above in full, the total underwriting discounts and commissions payable by us will be $7,500,000, and the total proceeds to us, before expenses, will be $242,500,000.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about May 11, 2026, which will be the second business day following the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Jefferies	Leerink Partners	Goldman Sachs & Co. LLC

Lead Manager

LifeSci Capital

Financial Advisor to Viridian Therapeutics, Inc.

J. Wood Capital Advisors

Prospectus Supplement dated May 6, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3ASR (File No. 333-290056) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 5, 2025, and which became automatically effective upon filing, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities and other securities, including in this offering. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

S-ii

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our other documents that are incorporated by reference herein may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. All statements contained in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, statements relating to:

∎	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other results;

∎	the potential utility, efficacy, potency, safety, clinical benefits, half-life, clinical response, convenience and number of indications of our product candidates;

∎

the timing and focus of our ongoing and future nonclinical studies and clinical trials and the timing of reporting data from those studies and trials, including data from our phase 1 clinical trial of VRDN-008 in healthy volunteers, expected in the second half of 2026;

∎

the timing or likelihood of regulatory filings and approvals, including the potential approval of the biologics license application (“BLA”) for veligrotug, which is under Priority Review by the U.S. Food and Drug Administration, potential approval of the Marketing Authorization Application for veligrotug, which was submitted to the European Medicines Agency in January 2026, our potential submission of an investigational new drug application for our anti-thyroid stimulating hormone receptor (“TSHR”) candidate in the fourth quarter of 2026, and our potential submission of a BLA for elegrobart in the first quarter of 2027;

∎

our plans relating to the further development of our product candidates, including additional indications we may pursue and our efforts to continue to identify and engineer novel product candidates, and our expectation that we will communicate development plans for VRDN-006 in 2026;

∎	supply chain disruptions, enrollment in clinical trials involving our product candidates or other delays in such trials;

∎

our plans relating to commercializing our product candidates, including our plans to commercialize product candidates as combination products, if approved, including the geographic areas of focus and sales strategy;

∎	potential market sizes and market opportunities, including the rate and degree of market acceptance and clinical utility for our product candidates;

∎	expectations regarding the initiation of clinical trials and interactions and alignment with regulatory authorities;

∎	our plans to obtain or protect intellectual property rights;

∎

our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for nonclinical studies, clinical trials and commercialization;

∎	our plans regarding any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

∎

our estimates regarding expenses, future revenue, capital requirements and our ability to obtain additional financing to fund our operations and complete further development and commercialization of our product candidates;

∎

our expectations regarding the ability of our existing cash, cash equivalents, potential near-term milestone payments, and anticipated commercial revenues, if both veligrotug and elegrobart are approved, to fund our future anticipated operating expenses and capital expenditure requirements;

S-iv

∎	our expectations related to our use of proceeds from this offering and our existing cash resources, together with the net proceeds from the Concurrent Equity Offering, if consummated; and

∎	other risks and uncertainties, including those included in the section titled “Risk Factors” contained in this prospectus supplement.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A. Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that was filed with the SEC on May 5, 2026. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

We caution you that the risks, uncertainties and other factors referred to above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as those contained in the other documents incorporated by reference herein, including the discussion under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Viridian,” “we,” “us,” “our” or the “Company” refer to Viridian Therapeutics, Inc.

Company Overview

We are a biopharmaceutical company focused on discovering, developing, and commercializing potential best-in-class medicines for serious and rare diseases. We target therapeutic areas in which current treatments leave room for improvements in efficacy, safety, and/or dosing convenience. We believe there is significant potential in these areas for better medicines that address unmet needs, improve outcomes, and expand treatment options for patients. We aim to develop differentiated, potential best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, and expanded market access.

Our pipeline targets validated pathways and disease-driving mechanisms in autoimmune and rare diseases. These include product candidates directed at the insulin-like growth factor-1 receptor (“IGF-1R”) for the treatment of thyroid eye disease (“TED”), inhibitors of the anti-neonatal Fc receptor (“FcRn”) with potential application across multiple autoimmune disorders, and a TSHR inhibitor program with potential to be developed for the treatment of TED and Graves’ disease. We develop therapeutics through internal research and discovery, as well as through in-licensing opportunities that align with our strategic focus. Our capabilities span protein and antibody discovery and engineering, biologics manufacturing, nonclinical and clinical development, commercial planning, and commercialization in these therapeutic areas.

We are developing two anti-IGF-1R product candidates, veligrotug for intravenous (“IV”) administration and elegrobart (formerly known as VRDN-003) for subcutaneous administration, to treat patients who suffer from TED. Our most advanced program, veligrotug, is a differentiated humanized monoclonal antibody targeting IGF-1R intravenously administered for the treatment of TED. In previously presented in vitro nonclinical data, we showed that veligrotug is a potentially differentiated full antagonist of IGF-1R, compared to teprotumumab’s incomplete antagonism of IGF-1R. Elegrobart has the same binding domain as veligrotug, and was engineered to have a longer half-life. Elegrobart is designed to be a low-volume, infrequently-dosed subcutaneous IGF-1R inhibitor for TED, which we plan to launch commercially, if approved, with an auto-injector to enable at-home patient self-administration. We believe elegrobart has the potential to be the best-in-class anti-IGF-1R product candidate by preserving the efficacy of anti-IGF-1Rs in TED, and maximizing convenience for patients with subcutaneous delivery.

Recent Developments

REVEAL-2 Data

On May 5, 2026, we announced topline data from the REVEAL-2 phase 3 pivotal clinical trial of elegrobart in patients with chronic TED. Elegrobart is a subcutaneously delivered, half-life-extended monoclonal antibody targeting the insulin-like growth factor-1 receptor (IGF-1R). REVEAL-2 evaluated two dosing regimens administered via vial/syringe, every four weeks (Q4W) and every eight weeks (Q8W), compared with placebo.

REVEAL-2 Topline Results

REVEAL-2 met its primary endpoint for both the U.S. Food and Drug Administration and European Medicines Agency with high statistical significance (p < 0.0001). In addition, REVEAL-2 met all its proptosis key secondary endpoints in the Q4W and Q8W treatment arms with high statistical significance, and the Q4W treatment arm showed a statistically significant diplopia responder rate at week 24. Efficacy was generally consistent regardless of baseline Clinical Activity Score (“CAS”). REVEAL-2 enrolled 204 patients, randomized 1:1:1 to elegrobart Q4W (n = 70), elegrobart Q8W (n = 68), and placebo (n = 66).

Summary of Results

Proptosis: Elegrobart achieved a week 24 proptosis responder rate (“PRR”) of 50% (p < 0.0001) in the Q4W treatment arm and 54% (p < 0.0001) in the Q8W treatment arm, compared to 15% for placebo. Elegrobart achieved a week 24 overall responder rate of 47% (p < 0.0001) in the Q4W treatment arm and 54% (p < 0.0001) in the Q8W treatment arm, compared to 15% for placebo. The mean reduction in proptosis from baseline in patients receiving elegrobart was 1.9 mm (p < 0.0001) in the Q4W treatment arm and 2.1 mm (p < 0.0001) in the Q8W treatment arm, compared to 0.5 mm for placebo. Results with p-values less than 0.025 are statistically significant.

The REVEAL-2 proptosis data demonstrated clear separation of the elegrobart and placebo curves. For patients treated with elegrobart, PRR at each measured time point in the Q4W treatment arm was: 5%, 22%, 34%, 42%, 41% and 50% (at weeks 4, 8, 12, 16, 20 and 24, respectively). PRR at each time point in the Q8W treatment arm was 16%, 30%, 36%, 38%, 44% and 54% (at weeks 4, 8, 12, 16, 20 and 24, respectively). PRR for patients receiving placebo ranged from 6-19% across the time points. PRR time-course results were nominally significant at all timepoints after week four. Patients receiving elegrobart in the Q4W treatment arm had a mean change in proptosis from baseline of -0.63, -1.10, -1.44, -1.66, -1.79 and -1.88 mm (at weeks 4, 8, 12, 16, 20 and 24, respectively). Patients receiving elegrobart in the Q8W treatment arm had a mean change in proptosis from baseline of -0.82, -1.26, -1.45, -1.77, -1.84 and -2.08 mm (at weeks 4, 8, 12, 16, 20 and 24, respectively). Mean change in proptosis for patients receiving placebo was -0.27 mm to -0.68 mm across time points. Proptosis mean change from baseline time-course results were nominally significant at all timepoints.

Diplopia: Elegrobart achieved a week 24 diplopia responder rate of 61% (p = 0.0118) in the Q4W treatment arm and 55% (p = 0.0419) in the Q8W treatment arm, compared to 38% for placebo. Elegrobart achieved complete resolution of diplopia in 44% (p = 0.0295) of patients in the Q4W treatment arm and 36% (p = 0.1304) of patients in the Q8W treatment arm, compared to 25% of patients in the placebo arm. Results with p-values less than 0.025 are statistically significant.

For patients treated with elegrobart, the diplopia responder rate at each measured time point in the Q4W treatment arm was: 21%, 32%, 42%, 49%, 58% and 61% (at weeks 4, 8, 12, 16, 20 and 24, respectively). The diplopia responder rate for patients receiving placebo ranged from 16-38% across the time points.

Patients receiving elegrobart in the Q4W treatment arm had diplopia complete resolution at a rate of 13%, 21%, 25%, 27%, 38% and 44% (at weeks 4, 8, 12, 16, 20 and 24, respectively). Patients receiving placebo had diplopia complete resolution at rates ranging from 13-26% across the time points.

Low-CAS (CAS - 1) Subgroup Efficacy: CAS subgroup analyses were prespecified exploratory endpoints, and all results with p-values less than 0.025 are nominally significant. For patients with low CAS at baseline, elegrobart achieved a week 24 PRR of 54% (p = 0.0002) in the Q4W treatment arm and 55% (p = 0.0004) in the Q8W treatment arm, compared to 6% for placebo. Elegrobart achieved a week 24 overall responder rate of 42% (p = 0.0063) in the Q4W treatment arm and 54% (p = 0.0001) in the Q8W treatment arm, compared to 6% for placebo. The mean reduction in proptosis from baseline in patients receiving elegrobart was 2.1 mm (p = 0.0002) in the Q4W treatment arm and 2.3 mm (p < 0.0001) in the Q8W treatment arm, compared to 0.1 mm for placebo. For diplopia in patients with low CAS at baseline, elegrobart achieved a week 24 diplopia responder rate of 57% (p = 0.1057) in the Q4W treatment arm and 73% (p = 0.0153) in the Q8W treatment arm, compared to 30% for placebo. Elegrobart achieved complete resolution of diplopia in 33% (p = 0.0497) of patients in the Q4W treatment arm and 46% (p = 0.0067) of patients in the Q8W treatment arm, compared to 10% of patients in the placebo arm.

Tolerability: Elegrobart was generally well tolerated in REVEAL-2. Rates of hearing impairment were low in both the Q4W and Q8W treatment arms (4.1% and 8.8% placebo-adjusted rates, respectively). 91% of elegrobart-treated patients completed the full course of treatment, and there were no treatment-related serious adverse events.

The adverse events occurring at greater than or equal to 10% frequency in either treatment arm were: muscle spasms (21% Q4W; 37% Q8W; 11% placebo), injection site reactions (23% Q4W; 24% Q8W; 27% placebo), hyperglycemia (17% Q4W; 12% Q8W; 2% placebo), headache (10% Q4W; 13% Q8W; 5% placebo), hearing impairment (7% Q4W; 12% Q8W; 3% placebo), diarrhea (4% Q4W; 13% Q8W; 2% placebo), nasopharyngitis (4% Q4W; 10% Q8W; 6% placebo), alopecia (3% Q4W; 10% Q8W; 8% placebo), and menstrual disorders (of menstruating women in the trial) (37% Q4W; 26% Q8W; 8% placebo).

Next Steps for Elegrobart

We anticipate submitting a BLA for elegrobart in the first quarter of 2027, as planned.

Concurrent Equity Offering

Concurrently with this offering, we are conducting the Concurrent Equity Offering of an aggregate of 7,352,942 shares of our common stock (or up to an aggregate of 8,455,883 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Description of the Concurrent Equity Offering” for a further description of the Concurrent Equity Offering.

Corporate History and Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On January 20, 2021, pursuant to a merger agreement under which miRagen Therapeutics, Inc. acquired Viridian Therapeutics, Inc., we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 221 Crescent Street, Suite 103A, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

The summary below describes the principal terms of the notes. The terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Viridian Therapeutics, Inc. and not to its subsidiaries.

Issuer	Viridian Therapeutics, Inc.

Notes	$225.0 million aggregate principal amount of 1.75% convertible senior notes due 2032 (or $250.0 million aggregate principal amount if the underwriters exercise their over-allotment option in full).

Ranking	The notes will be our general, unsecured, senior obligations and will be:

∎	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

∎	equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

∎	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such obligations; and

∎

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

As of March 31, 2026, we had $50.4 million in outstanding indebtedness pursuant to the Loan and Security Agreement, dated April 1, 2022 (the “Hercules Loan and Security Agreement”) with Hercules Capital, Inc., all of which is secured indebtedness. As of March 31, 2026, our subsidiaries had $0.1 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), but without giving effect to the use of proceeds from this offering, as of March 31, 2026, the aggregate principal amount of our total indebtedness would have been $275.5 million.

The indenture governing the notes will not limit the amount of debt or other liabilities that we or our current or future subsidiaries may incur.

Maturity	May 15, 2032, unless earlier converted, redeemed or repurchased.

Interest	1.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion rights	Noteholders may convert their notes at their option only in the following circumstances:

∎

during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

∎

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

∎	upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

∎	if we call such notes for redemption; and

∎	at any time from, and including, February 15, 2032 until the close of business on the scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 25 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 40.5680 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $24.65 per share, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

Optional redemption	The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $75,000,000 aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption.”

Repurchase at the option of the noteholders after a fundamental change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, paying agent and conversion agent	U.S. Bank Trust Company, National Association.

Concurrent Equity Offering	Concurrently with this offering, we are offering an aggregate of 7,352,942 shares of our common stock (or up to an aggregate of 8,455,883 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Use of Proceeds” and “Description of the Concurrent Equity Offering.”

No public market	The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion.

Material U.S. federal income tax considerations	For a description of the material U.S. federal income tax considerations of owning, converting and disposing of the notes and owning and disposing of shares of our common stock into which the notes may be converted, see “Material U.S. Federal Income Tax Considerations.”

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $217.7 million, or approximately $242.0 million if the underwriters exercise their over-allotment option in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering, if consummated, to repay all outstanding indebtedness under the Hercules Loan and Security Agreement, to fund market expansion studies for our TED franchise, and to advance the research and development of our earlier pipeline, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page S-17 for additional information.

Risk factors	You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, incorporated by reference herein, before deciding to invest in the notes.

The Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.”

Book-entry form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes.

See “Description of Notes—Book Entry, Settlement and Clearance.”

RISK FACTORS

The following risk factors and other information included in this prospectus supplement should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. You should carefully consider the risks described below, as well as those contained in the other documents incorporated by reference, including those discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and in any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in the notes. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In any such case, the market or trading price of the notes, or of the underlying common stock, could decline, and you could lose all or part of your investment.

Risks Relating to this Offering

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our general, unsecured, senior obligations and will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including the secured obligations under the Hercules Loan and Security Agreement, to the extent of the value of the collateral securing such obligations. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

As of March 31, 2026, we had $50.4 million in outstanding indebtedness pursuant to the Hercules Loan and Security Agreement, all of which is secured indebtedness, and which we intend to repay in full with a portion of the proceeds from this offering and the Concurrent Equity Offering. As of March 31, 2026, our subsidiaries had $0.1 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), but without giving effect to the use of proceeds from this offering, as of March 31, 2026, the aggregate principal amount of our total indebtedness would have been $275.5 million.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our current or future secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets would not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our current or future subsidiaries, then we, as a direct or indirect common equity owner of any such subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of such subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from such subsidiary to satisfy amounts due under the notes.

Our ability to use net operating loss carryforwards and certain other tax attributes to offset future taxable income or taxes may be limited.

At December 31, 2025, we had approximately $464.1 million federal net operating loss (“NOL”) carryforwards and $503.4 million state NOL carryforwards, which will begin to expire in 2029. The NOL carryforwards (or a portion thereof) could expire unused and be unavailable to offset future income tax liabilities because of their limited duration or because of restrictions under U.S. tax law. Under current U.S. tax law, federal NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 years, while federal

NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely but the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited. Certain states also conform to the U.S. federal tax rules.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. As a result of these ownership change provisions during 2020, the Company estimated an aggregate limitation on the utilization of net operating loss carryforwards of $59.0 million. Our most recent analysis of possible ownership changes was completed through December 31, 2024 and it was determined that there was one or more ownership changes during 2024 with no material effect on the Company’s tax attributes. It is possible that, since 2024, there have been additional ownership changes, or that the current offering, together with past ownership changes or together with future events, could result in an ownership change that could result in additional limitations on our NOL and tax credit carryforwards. This offering, other offerings, and future facts should be taken into account. In addition, at the state level, there may be periods during which the use of net operating losses is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.

The notes are our obligations only and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends in part on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

We will incur $225.0 million (or, if the underwriters exercise their over-allotment option in full, $250.0 million) principal amount of additional indebtedness as a result of this offering. Following this offering, we may incur additional indebtedness to meet future financing needs. Additionally, we will be liable for the secured obligations pursuant to the Hercules Loan and Security Agreement. Our indebtedness and liabilities could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

∎	increasing our vulnerability to adverse economic and industry conditions;

∎	limiting our ability to obtain additional financing on acceptable terms or at all;

∎	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

∎	limiting our flexibility to plan for, or react to, changes in our business;

∎	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

∎	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, any future indebtedness that we may incur after this offering may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately due and payable in full.

Servicing the Hercules Loan and Security Agreement and the notes will require a significant amount of cash, and we may not have sufficient cash flow to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to many factors, including, economic, financial, competitive and others, beyond our control. We do not expect our business to be able to generate cash flow from operations in the foreseeable future sufficient to service our debt and make necessary capital expenditures and we may therefore be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and limit our flexibility in planning for and reacting to changes in our business.

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously converted, redeemed or repurchased. In addition, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), all conversions of notes will be settled partially or entirely in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing any other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing any other indebtedness, which may result in that other indebtedness becoming immediately payable in full after any applicable notice or grace periods. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

∎	certain stock dividends, splits and combinations;

∎	the issuance of certain rights, options or warrants to holders of our common stock;

∎	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

∎	cash dividends on our common stock; and

∎	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and do not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm any credit rating that we may have at that time or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur (including conversions of notes that are called or deemed called for redemption), then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $250.00 per share of common stock or less than $17.00 per share of common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 58.8235 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with a redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes may be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.

The issuance or sale of shares of our common stock, including sales made pursuant to the Concurrent Equity Offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of common stock, preferred stock, convertible notes or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. As of March 31, 2026, we had (i) 8,991,383 and 5,308,265 shares of our common stock issuable upon the conversion of our Series A non-voting convertible preferred stock (“Series A Preferred Stock”) and Series B non-voting convertible preferred stock (“Series B Preferred Stock”); (ii) 6,702,849 shares of our common stock reserved and available for issuance pursuant to our Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”); (iii) up to 1,638,611 shares of our common stock subject to outstanding and unvested restricted stock units; (iv) 16,746,472 shares of our common stock issuable upon the exercise of outstanding options and (v) approximately $241.8 million of our common stock available for issuance pursuant to our Open Market Sale Agreement dated March 3, 2025 with Jefferies LLC.

Concurrently with this offering, we are offering an aggregate of 7,352,942 shares of our common stock (or up to an aggregate of 8,455,883 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The indenture for the notes will not restrict our ability to issue additional equity securities or convertible debt securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock or securities convertible into our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy with respect to the notes. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock) and securities convertible or exchangeable for equity securities (including the notes). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into equity swaps on our common stock could adversely affect the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you do not receive a corresponding cash or property distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a distribution of money or other property, you generally will be deemed, for U.S. federal income tax purposes, to have received a distribution, which may be treated as a taxable dividend to the extent of our current or accumulated earnings and profits, without the receipt of any cash. In addition, a failure to adjust (or to adjust properly) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations—Income Tax Considerations for U.S. Holders—Constructive Distributions.”

If you are a non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes (or, in certain circumstances, from the issuance of shares of our common stock upon a conversion of the notes) or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or from your other funds or assets. See “Material U.S. Federal Income Tax Considerations—Income Tax Considerations for Non-U.S. Holders—Dividends and Constructive Distributions.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before February 15, 2032, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before February 15, 2032, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and results of operations.

In the event the conditional conversion feature of the notes is triggered, noteholders will be entitled to convert the notes at any time during specified periods at their option. If one or more noteholders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if noteholders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 25 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may elapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares of our common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares of our common stock underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.

Conversions of the notes could impair our financial position and liquidity.

Unless we elect to deliver solely shares of our common stock to settle conversions of the notes (other than paying cash in lieu of delivering any fractional share), we must settle at least a portion of our conversion obligation in cash, and therefore, conversions of the notes could materially and adversely affect our financial position and liquidity. Before February 15, 2032, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 15, 2032, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. See “Description of Notes—Conversion Rights.” However, many of the conditions that permit the conversion of notes before February 15, 2032 are beyond our control. We could be required to expend a significant amount of cash to settle conversions, which could significantly harm our financial position and liquidity.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

This offering is not contingent on the consummation of any other financing, including the Concurrent Equity Offering.

We currently intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Equity Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of the notes and our common stock to decline.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $217.7 million (or approximately $242.0 million if the underwriters exercise their over-allotment option in full), in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We estimate that we will receive net proceeds of approximately $117.0 million from the Concurrent Equity Offering, if it is consummated, or approximately $134.6 million if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of our common stock in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. However, neither the completion of this offering nor of the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering, if consummated, to repay all outstanding indebtedness under the Hercules Loan and Security Agreement, to fund market expansion studies for our TED franchise, and to advance the research and development of our earlier pipeline, as well as for working capital and other general corporate purposes.

Our outstanding indebtedness under the Hercules Loan and Security Agreement matures on October 1, 2030 and bears interest at a floating per annum rate equal to the greater of 8.95% and 1.45% above the Prime Rate (as defined therein), provided that the interest rate will not exceed a per annum rate of 9.45%. Interest is payable monthly in arrears on the first business day of each month. The interest rate as of March 31, 2026 was 8.95%.

Based on our current business plans, we believe that the anticipated net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering, if consummated, our existing current cash, cash equivalents, short-term investments, and anticipated revenue from veligrotug and elegrobart sales, if each is approved on our anticipated timelines, should provide us with sufficient capital to fund our currently anticipated operations.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amount and timing of our actual expenditures will depend on numerous factors, including the pace and results of our research and development efforts, the timing and success of clinical trials, the timing and costs associated with the manufacture and supply of product candidates, the timing of regulatory submissions and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. We may use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs, however, we have no current commitments to do so. For additional information regarding our potential capital requirements, including factors that could cause actual costs to vary from the estimates set forth above, see “Risk Factors.”

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of March 31, 2026:

∎	on an actual basis; and

∎

on an as adjusted basis to give effect to (i) the issuance and sale of $225.0 million aggregate principal amount of the notes we are offering (assuming the underwriters in this offering do not exercise their over-allotment option), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us but without giving effect to the expected use of proceeds from this offering (ii) the completion of the Concurrent Equity Offering (assuming no exercise of the option of the underwriters in the Concurrent Equity Offering to purchase additional shares of our common stock) at a public offering price of $17.00 per share of common stock and (iii) the repayment of all outstanding indebtedness under the Hercules Loan and Security Agreement.

You should read this information together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus supplement entitled “Where You Can Find More Information.” Because the completion of this offering is not contingent on the completion of the Concurrent Equity Offering, you should not assume that the Concurrent Equity Offering, as reflected in the as adjusted column in the table below, will take place.

	AS OF MARCH 31, 2026
(in thousands, except share and per share data)	ACTUAL	AS ADJUSTED
	(unaudited)
Cash and cash equivalents	$176,346	$460,635

Long-term debt:
1.75% Convertible Senior Notes due 2032 offered hereby (1)	$—	$225,000
Hercules Loan and Security Agreement	50,436	—

Long-term debt, net	$50,436	$225,000

Stockholders’ equity:
Preferred stock, series A non-voting convertible preferred stock, $0.01 par value; 435,000 shares authorized; 134,864 shares issued and outstanding (2)	$61,188	$61,188
Preferred stock, series B non-voting convertible preferred stock, $0.01 par value; 500,000 shares authorized; 79,620 shares issued and outstanding (3)	70,868	70,868
Common stock, $0.01 par value; 200,000,000 shares authorized; 102,458,094 shares issued and outstanding (4)	1,025	1,099
Additional paid-in capital	1,946,844	2,063,758
Accumulated other comprehensive income (loss)	(558)	(558)
Accumulated deficit	(1,443,359)	(1,443,359)

Total stockholders’ equity	$636,008	$752,995

Total capitalization	$686,444	$977,995

(1)	The amounts shown in the table above for the notes we are offering represent their principal amount. However, while we have not reached a final determination regarding the accounting treatment for the notes, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.
(2)	Each share of Series A Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series A Beneficial Ownership Limitation (as defined in “Description of Capital Stock”).

(3)	Each share of Series B Preferred Stock is convertible at any time at the option of the holder into 66.67 shares of common stock, subject to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”).
(4)	Based on 102,458,094 shares of our common stock outstanding as of March 31, 2026 and which, except as noted otherwise, excludes the following:

∎	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in this offering;

∎	8,991,383 shares of common stock issuable upon conversion of our Series A Preferred Stock as of March 31, 2026;

∎	5,308,265 shares of common stock issuable upon conversion of our Series B Preferred Stock as of March 31, 2026;

∎

16,746,472 shares of common stock issuable upon the exercise of outstanding stock options under the 2016 Plan and our 2020 Equity Incentive Plan (the “2020 Plan”) and stock options granted outside of the 2016 Plan as an inducement material to certain employees entering into employment with the Company as of March 31, 2026, having a weighted-average exercise price of $19.26 per share;

∎

186,350 shares of common stock issuable upon the exercise of outstanding stock options granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan and outside of the 2016 Plan as an inducement material to certain employees entering into employment with the Company, having a weighted-average exercise price of $16.97 per share;

∎	1,638,611 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units (“RSUs”) under the 2016 Plan as of March 31, 2026;

∎	136,650 shares of common stock issuable upon the vesting and settlement of outstanding RSUs granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan;

∎	29,446 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2026, having a weighted-average exercise price of $0.15 per share;

∎	6,702,849 shares of common stock reserved for future issuance under the 2016 Plan as of March 31, 2026; and

∎	2,000,000 shares of common stock reserved for future issuance under our 2025 Employee Stock Purchase Plan (the “2025 ESPP”) as of March 31, 2026.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find More Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

In this section, references to (i) “we,” “us” and “our” refer to Viridian Therapeutics, Inc. only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise. For purposes of the description below, the term “including” means “including without limitation.”

Generally

The notes will:

∎	be our general, unsecured, senior obligations;

∎	initially be limited to an aggregate principal amount of $225.0 million (or $250.0 million, if the underwriters’ over-allotment option is exercised in full);

∎	bear cash interest from, and including, May 11, 2026, at an annual rate of 1.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026;

∎	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

∎	mature on May 15, 2032, unless earlier converted, redeemed or repurchased;

∎

be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after May 20, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a “regular record date” (as defined below under the caption “—Interest”) to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;

∎

be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

∎

be convertible, at the noteholders’ option, into cash, shares of our common stock, par value $0.01 per share (subject to the provisions described below under the caption “—Conversion Rights—Effect of Common Stock Change Event,” our “common stock”), or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 40.5680 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $24.65 per share of our common stock), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;

∎	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

∎

initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible, for U.S. federal income tax purposes, for federal securities laws purposes or for purposes of the “depositary procedures” (as defined below under the caption “—Definitions”), with the notes offered hereby or, if applicable, any other notes we issue under the indenture.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

∎

if the principal amount of such note is at least $2,000,000 (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and

∎	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; (ii) with respect to any cash conversion consideration, the relevant conversion date; and (iii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Transfers and Exchanges

For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—Transfer and Exchange.”

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws.

In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of 1.75% (which we refer to as the “stated interest”), payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026 to the noteholders of record of the notes as of the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a business day) (each, a “regular record date”). Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.

If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Ranking

The notes will be our general, unsecured, senior obligations and will be:

∎	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

∎	equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

∎	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such obligations; and

∎

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a “common equity” (as defined below under the caption “—Definitions”) holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

As of March 31, 2026, we had $50.4 million in outstanding indebtedness pursuant to the Hercules Loan and Security Agreement, all of which is secured indebtedness. As of March 31, 2026, our subsidiaries had $0.1 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), but without giving effect to the use of proceeds from this offering, as of March 31, 2026, the aggregate principal amount of our total indebtedness would have been $275.5 million.

See “Risk Factors—Risks Relating to this Offering—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption

We may not redeem the notes at our option at any time before May 20, 2030. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion (subject to the partial redemption limitation described below) in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after May 20, 2030 and on or before the 26th “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send such redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $75,000,000 (such requirement, the “partial redemption limitation”). In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a date of our choosing that is no more than 50, nor less than 30, scheduled trading days after the date we send the related redemption notice, as described below that is, as of the redemption notice date, scheduled to be a business day. However, if, in accordance with the provisions described below under the caption “—Conversion Rights—Settlement upon Conversion—Settlement Method,” we elect to settle all conversions for notes called for redemption with a conversion date that occurs during the related make-whole fundamental change conversion period by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 50 scheduled trading days, nor less than 15 calendar days, after the date we send such redemption notice.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder, the trustee, the conversion agent (if other than the trustee) and the paying agent (if other than the trustee) notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption, subject to, in the case of any global note, applicable DTC procedures.

If we elect to redeem fewer than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 27th scheduled trading day immediately before the relevant redemption date (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs during the related make-whole fundamental change conversion period, the 15th calendar day), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Redemption” and “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 40.5680 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $24.65 per share of our common stock).

Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share) and thereafter by shares of common stock.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

∎

the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

∎	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

∎

with respect to any note called for redemption, if we have specified a redemption date that is after such regular record date and on or before the second scheduled trading day immediately after such interest payment date;

∎	if such conversion date occurs after the regular record date immediately before the maturity date;

∎

if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

∎	to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the scheduled trading day immediately before the maturity date.

Conversion Upon Satisfaction of Common Stock Sale Price Condition

Before the close of business on the business day immediately before February 15, 2032, a noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Note Trading Price Condition

Before the close of business on the business day immediately before February 15, 2032, a noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder or noteholders in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder or noteholders holding at least $2,000,000 principal amount of notes provide(s) us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder or noteholders provide(s) such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before the close of business on the business day immediately before February 15, 2032, we elect to:

∎

distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “—Conversion Rate Adjustments—Generally” below); or

∎

distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send written notice of such distribution, and of the related right to convert notes, to noteholders, the trustee and the conversion agent (if other than the trustee) at least 30 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected (or been deemed to have elected) another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “—Settlement upon Conversion—Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.

Certain Corporate Events

If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send written notice to the noteholders, the trustee and the conversion agent (if other than the trustee) of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.

Conversion Upon Redemption

If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second scheduled trading day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, February 15, 2032 until the close of business on the scheduled trading day immediately before the maturity date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

∎	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

∎	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

∎	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

∎	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

∎	deliver such note to the conversion agent (at which time such conversion will become irrevocable);

∎	furnish any endorsements and transfer documents that we or the conversion agent may require;

∎	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

∎	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name, in which case the noteholder will pay such tax or duty.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required (or a third party fails to make such payment in lieu of us in accordance with the provisions described below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Repurchase by Third Party”).

Settlement Upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 25 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion.

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after February 15, 2032 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the open of business on February 15, 2032. If we elect a settlement method for a conversion with a conversion date that occurs before February 15, 2032, then we will send notice of such settlement method to the converting noteholder, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second scheduled trading day before the related redemption date; and (ii) if the related redemption date is on or after February 15, 2032, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after February 15, 2032.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method to any settlement method that we are then permitted to elect by sending notice of the new default settlement method to the noteholders, the trustee and the conversion agent (if other than the trustee). In addition, we may, by notice to the noteholders, the trustee and the conversion agent (if other than the trustee), elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or default settlement method change will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Consideration Due Upon Conversion

Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

∎	if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

∎

if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; or

∎

if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion on or before the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the scheduled trading day immediately before the maturity date.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1) Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “—Definitions”) of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3) Spin-Offs and Other Distributed Property.

(a) Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

∎

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

∎

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

∎	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

∎	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

∎	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

∎	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and

D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

∎	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

∎

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

∎

the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

∎	the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

∎	solely a change in the par value of our common stock; or

∎	accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders, the trustee and the conversion agent (if other than the trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the notes may, in some circumstances, including a distribution of money or other property to our common stockholders, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from payments on the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate (or the non-occurrence of an adequate adjustment to the conversion rate), see “Material U.S. Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any note (in the case of physical settlement), or each VWAP trading day of an observation period for any note (in the case of cash settlement or combination settlement); (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) February 15, 2032. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

∎	a note is to be converted and physical settlement or combination settlement applies to such conversion;

∎

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

∎

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

∎	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

∎

a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

∎	a note is to be converted pursuant to physical settlement or combination settlement;

∎

the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

∎

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

∎	such shares would be entitled to participate in such dividend or distribution,

then:

∎

in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of our common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of our common stock had such shares been entitled to participate in such dividend or distribution; and

∎

in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

Make-Whole Fundamental Change Effective Date	STOCK PRICE
	$17.00	$20.00	$24.65	$28.00	$32.04	$50.00	$75.00	$115.00	$175.00	$250.00
May 11, 2026	18.2555	14.0405	9.8759	7.9025	6.1960	2.5968	1.0291	0.2819	0.0259	0.0000
May 15, 2027	18.2555	14.0405	9.7343	7.6954	5.9516	2.3704	0.8895	0.2212	0.0094	0.0000
May 15, 2028	18.2555	13.9910	9.4280	7.3268	5.5568	2.0578	0.7156	0.1570	0.0000	0.0000
May 15, 2029	18.2555	13.6615	8.8710	6.7171	4.9441	1.6370	0.5079	0.0910	0.0000	0.0000
May 15, 2030	18.2555	12.9875	7.9189	5.7296	3.9994	1.0914	0.2841	0.0344	0.0000	0.0000
May 15, 2031	18.2555	11.6790	6.1736	4.0061	2.4616	0.4480	0.0947	0.0041	0.0000	0.0000
May 15, 2032	18.2555	9.4320	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

∎

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

∎

if the stock price is greater than $250.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $17.00 (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 58.8235 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling such note for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders, the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee) of each make-whole fundamental change in accordance with the provisions described above under the captions “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and “— Optional Redemption.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

∎

recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

∎	consolidation, merger, combination or binding or statutory share exchange involving us;

∎	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

∎	other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

∎

from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

∎

if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the second business day after the relevant conversion date; and

∎

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders, the trustee and the conversion agent (if other than the trustee) no later than the second business day after the effective date of the common stock change event, including a brief description of the event, its effective date and a brief description of the anticipated change in the conversion right of the notes.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note, the trustee and the conversion agent (if other than the trustee) before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever any provision of the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, the daily VWAPs, the daily conversion values, the daily cash amounts or the daily share amounts over a period of multiple days (including over an observation period, to calculate an adjustment to the conversion rate and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as applicable, of the event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder, the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee) notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

∎	the reference property of such common stock change event consists entirely of cash in U.S. dollars;

∎

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated (i) assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Generally”); and

∎

we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Consolidation, Merger and Asset Sale

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

∎

the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “—Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

∎	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”). For the avoidance of doubt, in the case of any such transfer, the transferee shall not succeed to, and we shall not be discharged from, our obligations under the notes or the indenture.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—Events of Default.”

Generally

An “event of default” means the occurrence of any of the following:

(1) a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2) a default for 30 consecutive days in the payment when due of interest on any note;

(3) our failure to deliver, when required by the indenture, (x) a fundamental change notice or a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events” (other than a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions”) if such failure is not cured within three business days after its occurrence, or (y) a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions” when due;

(4) a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence;

(5) a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6) a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7) a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $30,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

∎

constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

∎	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and

(8) a final judgment being rendered against us or any of our significant subsidiaries for the payment of at least $30,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9) certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

For the avoidance of doubt, any failure by us to provide any notice under the indenture other than as set forth in clause (3) above shall be subject to clause (6) above (including the 60-day cure period contained therein).

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs

For the avoidance of doubt, and without limiting the manner in which any default or event of default can be cured,

∎	a default or event of default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

∎

a default or event of default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and

∎

a default or event of default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default;

provided that (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any special interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.

Notice of Defaults

If a default or event of default occurs, then we will, within 30 days after we first obtain knowledge of its occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2026), with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

∎	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

∎	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

∎

such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

∎	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

∎

during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which such reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which such reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which such reporting event of default is continuing and special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof, to, and including, the 365th day on which such reporting event of default is continuing and special interest accrues. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders, the trustee and the paying agent (if other than the trustee) before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—Amendment, Supplement and Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

∎	reduce the principal, or change the stated maturity, of any note;

∎	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

∎	reduce the rate, or extend the time for the payment, of interest on any note;

∎	make any change that adversely affects the conversion rights of any note;

∎

impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

∎	change the ranking of the notes;

∎	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

∎	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

∎	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

∎	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

∎	add guarantees with respect to our obligations under the indenture or the notes;

∎	secure the notes;

∎	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

∎

provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

∎

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

∎

irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method”;

∎	evidence or provide for the acceptance of the appointment of a successor trustee;

∎

conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

∎	provide for or confirm the issuance of additional notes pursuant to the indenture;

∎

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

∎	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

∎

make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than current reports on Form 8-K or any successor form) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Delivery of reports, information and documents to the trustee is for informational purposes only and receipt of such reports and documents will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants under the indenture or the notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under the indenture. Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee as a result of us filing such report with the SEC through the EDGAR system (or any successor thereto). We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Discharge

For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—Defeasance.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, including any special interest, the redemption price, the fundamental change repurchase price and the conversion rate (including adjustments to the conversion rate). We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and/or its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to, and will, send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

For purposes of the notes, the description below under this section titled “—No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—No Recourse Against Others.”

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Debt Securities—Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Close of business” means 5:00 p.m., New York City time.

“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 40.5680 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, one-25th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 25.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VRDN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours or “night session” trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.

“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Effective date,” in relation to a stock split or stock combination of our common stock, means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv) our common stock ceases to be listed on any of the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Common Stock Change Event—Generally” above.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “—Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.

“Make-whole fundamental change conversion period” has the following meaning:

(i) in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii) in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second scheduled trading day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means May 15, 2032.

“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before February 15, 2032, the 25 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the second scheduled trading day before the related redemption date, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after February 15, 2032, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii) all of the following conditions are satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) either (A) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of such limited liability company or limited partnership (and such limited liability company or limited partnership is wholly owned by such entity) or (B) such limited liability company or limited partnership, if it is treated as a corporation for U.S. federal income tax purposes; and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (ii)(2).

“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of our common stock).

“Stated interest” has the meaning set forth above under the caption “—Interest.”

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

∎	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

∎

ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee, the paying agent or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

∎	a limited purpose trust company organized under the laws of the State of New York;

∎	a “banking organization” within the meaning of the New York State Banking Law;

∎	a member of the Federal Reserve System;

∎	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

∎	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

∎	will not be entitled to have notes represented by the global note registered in their names;

∎	will not receive or be entitled to receive physical, certificated notes; and

∎	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC or its nominee as the registered holder of the global note. None of us, the trustee (including in its capacity as paying agent) or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

∎

DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

∎

an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

∎	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF THE CONCURRENT EQUITY OFFERING

Concurrently with this offering, we are offering an aggregate of 7,352,942 shares of our common stock (or an aggregate of 8,455,883 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. On May 6, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $17.53 per share. Assuming the sale of 7,352,942 shares of our common stock in the Concurrent Equity Offering, immediately following the Concurrent Equity Offering (assuming the underwriters of the Concurrent Equity Offering do not exercise their option to purchase additional shares of common stock), we will have outstanding 110,427,682 shares of common stock (or 124,113,767 shares of common stock on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Series B Beneficial Ownership Limitation (as defined in “Description of Capital Stock”)). If the underwriters of the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full, there will be 111,530,623 shares outstanding immediately after the Concurrent Equity Offering (or 125,216,708 shares on an as-converted basis, giving effect to the conversion of all of our Series A Preferred Stock and Series B Preferred Stock into shares of common stock without regard to the Series B Beneficial Ownership Limitation).

Except as noted above, the number of shares of common stock to be outstanding after the Concurrent Equity Offering (i) is based on 102,458,094 shares of common stock outstanding as of March 31, 2026, (ii) includes 616,646 shares of our common stock issued subsequent to March 31, 2026 and through May 2, 2026 and (iii) excludes the following, in each case as of March 31, 2026 (unless otherwise noted):

∎	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in this offering;

∎	8,991,383 shares of common stock issuable upon conversion of our Series A Preferred Stock;

∎	5,308,265 shares of common stock issuable upon conversion of our Series B Preferred Stock;

∎

16,746,472 shares of common stock issuable upon the exercise of outstanding stock options under the 2016 Plan and the 2020 Plan and stock options granted outside of the 2016 Plan as an inducement material to certain employees entering into employment with the Company, having a weighted-average exercise price of $19.26 per share;

∎

186,350 shares of common stock issuable upon the exercise of outstanding stock options granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan and outside of the 2016 Plan as an inducement material to certain employees entering into employment with the Company, having a weighted-average exercise price of $16.97 per share;

∎	1,638,611 shares of common stock issuable upon the vesting and settlement of outstanding RSUs under the 2016 Plan;

∎	136,650 shares of common stock issuable upon the vesting and settlement of outstanding RSUs granted subsequent to March 31, 2026 and through May 2, 2026, under the 2016 Plan;

∎	29,446 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $0.15 per share;

∎	6,702,849 shares of common stock reserved for future issuance under the 2016 Plan; and

∎	2,000,000 shares of common stock reserved for future issuance under the 2025 ESPP.

Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.

See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and the Concurrent Equity Offering, if consummated.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation, certificates of designation and amended and restated bylaws are summaries. You should also refer to our certificate of incorporation, certificates of designation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

General

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, including 435,000 shares of Series A Preferred Stock, $0.01 par value per share, and 500,000 shares of Series B Preferred Stock, $0.01 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of preferred stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that the holders of our common stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.

Series A Preferred Stock

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock (other than dividends on shares of common stock payable in the form of common stock) and rank on parity with the common stock and Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Series A Preferred Stock is not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation of the Series A Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) prior to the Stockholder Approval (as defined in the Certificate of Designation of the Series A Preferred Stock) or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either: (i) any Fundamental Transaction (as defined in the Certificate of Designation of the Series A Preferred Stock) or (ii) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series A Beneficial Ownership Limitation”).

Series B Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our common stock (other than dividends on shares of common stock payable in the form of common stock) and rank on parity with the common stock and Series A Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Series B Preferred Stock is not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation of the Series B Preferred Stock, amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise.

Each share of Series B Preferred Stock is convertible into 66.67 shares of common stock at any time at the option of the holder thereof, subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion (the “Series B Beneficial Ownership Limitation” and, collectively with the Series A Beneficial Ownership Limitation, the “Ownership Limitations”).

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

∎

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

∎

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

∎

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

∎	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

∎	authorized number of directors can be changed only by resolution of our board of directors;

∎

our board of directors is classified into three classes of directors, with staggered three-year terms and only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms;

∎	our bylaws may be amended or repealed by our board of directors or stockholders;

∎	our stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

∎	our stockholders may remove our directors only for cause;

∎

all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

∎

our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

∎	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors;

∎	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

∎

unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America will be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Potential Effects of Authorized but Unissued Stock

Our shares of common stock and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.” There is no established public trading market for our Series A Preferred Stock or our Series B Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of our Series A Preferred Stock or Series B Preferred Stock on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, our Series A Preferred Stock and our Series B Preferred Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to the ownership, disposition and conversion of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes, which we refer to collectively as our securities. This summary:

∎	is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect;

∎	is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code;

∎

does not discuss the tax considerations to you if you do not purchase the notes in the initial offering for the original issue price (the first price at which a substantial amount of the notes is sold for cash to the public, not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers);

∎

does not discuss all potential tax considerations that may be important to particular investors in light of their individual circumstances, including, without limitation, tax considerations applicable to: banks, insurance companies or other financial institutions; tax-exempt entities or organizations; brokers, traders or dealers in securities; persons that own, or are deemed to own, more than five percent of our capital stock; U.S. expatriates and certain former citizens or long-term residents of the United States; persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; persons that have elected the mark-to-market method of tax accounting; entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in any such entities); persons deemed to sell our securities under the constructive sale provisions of the Code; regulated investment companies or real estate investment trusts; pension plans or funds, or an entity that is wholly owned by a pension plan or fund; controlled foreign corporations; passive foreign investment companies; or persons that acquire our securities as compensation for services; and

∎

does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, special tax accounting rules under Section 451(b) of the Code, or the Medicare tax or any minimum tax.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities that, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of the United States or any state or political subdivision thereof; (3) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of our securities that is neither a U.S. Holder nor an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the aspects set forth below.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

Income Tax Considerations for U.S. Holders

This section applies to you if you are a U.S. Holder.

Stated Interest

In general, stated interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. If you are a cash method taxpayer, which is the case for most individuals, you must report stated interest on the notes in your income when you receive it. If you are an accrual method taxpayer, you must report stated interest on the notes in your income as it accrues.

This discussion assumes that the notes will not be issued with original issue discount. If, however, the principal amount of a note exceeds the issue price by at least a de minimis amount, as determined under applicable U.S. Treasury regulations, you will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of the cash payments attributable to this income.

Under the terms of the notes, in certain circumstances we may be obligated to pay you amounts in excess of stated interest or principal, or to redeem the notes in advance of their stated maturity. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Although the matter is not free from doubt, we believe that the notes should not be treated as contingent payment debt instruments in light of, among other things, the possibility of such payments or redemptions. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, of such payments or redemptions. Our determination will be binding on you unless you disclose your contrary position in the manner required by the applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, the timing and amount of income inclusions by a holder generally would be adversely affected. You are urged to consult your own tax advisors regarding the potential application of these rules to the notes and the consequences thereof. The remainder of this discussion assumes that our position is correct.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes

Except as provided below under “Conversion,” on the sale, exchange, redemption or other taxable disposition of a note (including a repurchase at the option of a holder as described in “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and an exchange in lieu of conversion as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”):

∎

You will have taxable gain or loss equal to the difference between the amount received by you (which does not include amounts representing accrued and unpaid interest, which will be taxable to you as described in “Stated Interest” above) and your adjusted tax basis in the note. Your tax basis in a note generally is the cost of the note to you (decreased by any principal payments you receive with respect to the note). Although not free from doubt, your tax basis in a note is expected to be increased by any amounts included in income as a result of an adjustment to or a failure to adjust (or to properly adjust) the conversion rate of the note.

∎

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have a holding period for the note that is more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

In the case of an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” the U.S. Holder’s tax basis in any shares of our common stock received will equal the fair market value of such shares on the date of the exchange, and the U.S. Holder’s holding period in such shares will begin the day after the date of the exchange.

Conversion

If a U.S. Holder presents a note for conversion, the U.S. Holder may receive solely cash, solely common stock, or a combination of cash and our common stock in exchange for the note, depending upon our chosen settlement method.

If, upon conversion of a note, we elect to satisfy our conversion obligation solely with cash, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition, as described above under “Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes.”

If a U.S. Holder surrenders notes for conversion and we direct a designated financial institution to make an exchange in lieu of conversion (as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), the tax consequences to a U.S. Holder will be as described above under “Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes.”

If, upon conversion, we elect to satisfy our conversion obligation solely with shares of our common stock, you generally will not recognize any income, gain or loss upon conversion except with respect to cash received in lieu of a fractional share of our common stock and any cash or stock attributable to accrued interest not previously included in income.

Your adjusted basis in the shares of our common stock received (other than shares attributable to accrued interest) will be the same as your adjusted basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share deemed received. The holding period for the shares of our common stock will generally include the holding period of the note converted (other than shares attributable to accrued interest).

Your adjusted basis in shares of our common stock attributable to accrued interest generally will equal the amount of accrued interest included in income and the holding period with respect to such stock will begin on the day following the date of conversion.

Cash received in lieu of a fractional share of our common stock will be treated as a payment in exchange for a fractional share of our common stock and generally will result in capital gain or loss equal to the difference between the cash received for the fractional share and your adjusted basis allocable to the fractional share.

If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, it is likely that the transaction will be treated as a recapitalization for U.S. federal income tax purposes. In order for an exchange of notes for a combination of cash and shares of our common stock to qualify as a recapitalization, the notes must be treated as “securities” under the relevant provisions of the Code. The Code and U.S. Treasury regulations do not define the term “security.”

Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. The convertibility of the notes into our common stock in certain circumstances supports “security treatment” because the possible equity participation in the Company signifies an investment that is affected by the performance of the business. U.S. Holders are urged to consult their own tax advisors regarding a conversion of the notes into a combination of cash and shares. We intend to take the position that the notes are securities for U.S. federal income tax purposes, and that if, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, we intend to treat the conversion as a recapitalization for U.S. federal income tax purposes.

Assuming the transaction is treated as a recapitalization:

∎

you will recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (excluding any cash received attributable to accrued interest, which will be treated as described above under “Stated Interest”, and excluding any cash received in lieu of a fractional share of our common stock) plus the fair market value of shares of our common stock received upon conversion (treating a fractional share of our common stock as issued for this purpose and excluding any such common stock that is attributable to accrued interest) over (B) your adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued interest). In addition, gain or loss must be recognized with respect to cash received in lieu of a fractional share equal to the difference between the cash received with respect to such fractional share and the basis in the note that is allocated to such fractional share (as described above);

∎	you will not be able to recognize any taxable loss (other than with respect to a fractional share); and

∎

your basis in the stock received (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value, but including the fractional share deemed to have been received) will be equal to your basis in the notes so converted plus any gain recognized (other than with respect to a fractional share) minus any cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest).

Your holding period in the stock received will include your holding period for the notes; however, your holding period in stock received attributable to accrued interest will begin on the day following the date of receipt.

Alternative treatments of the conversion of the notes into cash and our common stock are possible. For example, the conversion may be treated as if a portion of your notes corresponding to the portion of the total consideration represented by cash is redeemed for cash and the remaining portion of your notes is converted into stock in a tax-free transaction (except to the extent of any common stock received with respect to accrued but unpaid interest). In that case, the U.S. Holder’s adjusted tax basis in the note would generally be allocated pro rata between our common stock (other than common stock received with respect to accrued but unpaid interest) and cash received based on the fair market value of our common stock and the cash received. The holding period for our common stock received in the conversion (other than common stock received with respect to accrued but unpaid interest) would include the holding period for the note.

If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, and if neither of the above treatments is applicable, then the conversion could be fully taxable, in which case you would recognize gain or loss as described above in “Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes,” with your amount realized equal to the cash (other than cash attributable to accrued and unpaid interest and cash received in lieu of a fractional share, which will be treated as described above) plus the fair market value of the common stock that you receive.

The tax consequences of converting a note into a combination of cash and shares of common stock are unclear. It is possible that other characterizations exist. You are strongly encouraged to consult your tax advisor regarding the appropriate treatment of a conversion of the notes into a combination of common stock and cash.

As described above in the section titled “Description of Notes—Conversion Rights—Treatment of Interest Upon Conversion,” our delivery of cash, shares of our common stock, or a combination of cash and shares of our common stock generally will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share), and this discussion assumes that such position will be respected.

Constructive Distributions

The conversion rate of the notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, depending upon the particular circumstances, certain adjustments (or failures to make adjustments or to adjust properly) in the conversion rate of the notes that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may result in a deemed distribution for U.S. federal income tax purposes. In addition, a failure to adjust (or to adjust properly) the conversion rate after an event that increases a U.S. Holder’s proportionate interest could be treated as a deemed distribution. In this regard, adjustments to the conversion rate of the notes that are not made within 36 months of other shareholders of the Company receiving (or being treated as receiving) a distribution of money or other property (or investors in other series of convertible notes of the Company receiving interest payments on their notes) generally will not give rise to a constructive distribution.

If the conversion rate is adjusted upon the occurrence of certain events (as described in “Description of Notes—Conversion Rights—Conversion Rate Adjustments”), such adjustment may be a deemed distribution in certain circumstances, taxable as a dividend to beneficial owners of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the beneficial owners do not receive a cash payment. Generally, an adjustment in the conversion rate under the indenture made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive distribution. However, certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash distributions to holders of our common stock or in connection with a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula.

If there is a deemed distribution, such distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders as further described below.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity (as described under “Description of Notes—Consolidation, Merger and Asset Sale”). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger or a change in the conversion consideration could result in a deemed taxable exchange to a U.S. Holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Whether or not the notes are subject to a deemed taxable exchange, the tax consequences of ownership of the notes or our common stock following such a transaction could differ from the tax consequences described herein. For example, if the notes were to become exchangeable into stock of an entity other than the obligor, such an exchange would generally be a taxable event.

Distributions on Shares of Our Common Stock

If, after you convert a note into shares of our common stock, we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of such shares, the distribution will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in such shares, and, to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in such shares, the excess will be treated as gain from the disposition of such shares (the tax treatment of which is discussed below under “Sale, Exchange or Other Taxable Dispositions of Shares of Our Common Stock”). Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if certain holding period requirements are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.

Sale, Exchange or Other Taxable Dispositions of Shares of Our Common Stock

Upon the sale, exchange or other taxable disposition of shares of our common stock received on conversion of a note:

∎

you will have taxable gain or loss equal to the difference between the amount received by you and your adjusted tax basis in the shares of our common stock (determined as described above under “Conversion”); and

∎

your gain or loss will generally be capital gain or loss and will be a long-term capital gain or loss if you have a holding period for the common stock that is more than one year at the time of such sale, exchange or disposition.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments of principal, stated interest or constructive distributions on the notes, payments of deemed dividends with respect to the notes, payments of dividends on shares of common stock, and the proceeds of the sale, exchange or other taxable disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

We generally are required to report (other than to holders who are exempt from reporting) any basis effects on your notes of corporate actions we take, such as certain distributions to our common stockholders. Proposed U.S. Treasury regulations, on which we may rely prior to the issuance of final U.S. Treasury regulations, specify how the date and amount of constructive distributions are determined, provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) you would be required to include in your taxable income and provide that we are required to report the amount of any deemed distributions either on our website or to the IRS and to all holders of notes (including holders of the notes that would otherwise be exempt from reporting).

Income Tax Considerations for Non-U.S. Holders

This section applies to you if you are a non-U.S. Holder.

Interest

Subject to the discussions below concerning effectively connected income, backup withholding and FATCA (as defined below), payments of interest on the notes to you generally will not be subject to U.S. federal withholding tax, provided that pursuant to the “portfolio interest” exception:

∎	you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

∎	you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, and

∎	you satisfy certain certification requirements.

Additional exemptions may apply to holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

Payments of interest on the notes that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business, then (although the non-U.S. Holder will be exempt from the 30% withholding tax provided the non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable form)) the non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. Holder were a U.S. Holder. In addition, if the non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Conversion

You generally will not recognize any income, gain or loss on converting a note into shares of our common stock. If, upon conversion, we elect to satisfy our conversion obligation in cash or with a combination of cash and shares of our common stock, all or a part of the transaction may be treated as a sale of the notes. See “Gain on Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock” below.

Dividends and Constructive Distributions

Any distributions treated as dividends we pay to a non-U.S. Holder with respect to shares of our common stock received in conversion of a note (and any constructive dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate, as discussed under “Income Tax Considerations for U.S. Holders—Constructive Distributions”) will generally be subject to a withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. Holder must certify as to its non-U.S. status, that no withholding is required pursuant to FATCA (discussed below), and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend (including any deemed dividend) is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax” unless the non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Because a constructive dividend deemed received by a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding is required on behalf of a non-U.S. Holder, any such payment may be withheld from, or set off against, subsequent payments on the notes or our common stock or from other assets or funds of the non-U.S. Holder.

If dividends are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder), the non-U.S. Holder, although exempt from the withholding tax described above, generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. Any gains described above of a non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate).

Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

Gain on Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock

Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities (including notes and common stock) unless: (1) the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder); (2) the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or (3) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met.

Gain described in (1) above will be subject to tax at the generally applicable U.S. federal income tax rates. Any gains described in (1) above of a non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in (2) above will generally be subject to a flat 30% U.S. federal income tax. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes, but there can be no assurances in that regard.

Additional Withholding and Reporting Requirements

Under Sections 1471-1474 of the Code and related Treasury regulations (commonly referred to as “FATCA”), withholding at a rate of 30% will generally be required on interest and dividends (including deemed dividends) in respect of our securities held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, interest and dividends (including deemed dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements.

Withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our securities. However, under proposed Treasury regulations, withholding on gross proceeds is not required. Although such regulations are not final, the preamble to the proposed regulations provides that applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment in respect of our securities, non-U.S. Holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our securities. Information returns will be filed with the IRS in connection with payments of interest and dividends (including deemed dividends) and the proceeds from a sale, exchange or other taxable disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 6, 2026, among us and Jefferies LLC, Leerink Partners LLC and Goldman Sachs & Co. LLC, as the representatives of the underwriters named below (the “Representatives”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amount of notes shown opposite its name below.

UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES
Jefferies LLC	$118,125,000
Leerink Partners LLC	$73,125,000
Goldman Sachs & Co. LLC	$20,250,000
LifeSci Capital LLC	$13,500,000

Total	$225,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, such as the receipt by the underwriters of officers’ certificates, legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commissions and Expenses

The underwriters have advised us that they propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price, less a concession not in excess of $18.00 per $1,000 principal amount of notes. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds to us, before expenses, in connection with this offering (expressed as a percentage of the principal amount of the notes). Such amounts are shown assuming both no exercise and full exercise by the underwriters of their over-allotment option.

		TOTAL
	PER NOTE	WITHOUT OPTION TO PURCHASE ADDITIONAL NOTES	WITH OPTION TO PURCHASE ADDITIONAL NOTES
Public offering price	100.00%	$225,000,000	$250,000,000
Underwriting discounts and commissions	3.00%	$6,750,000	$7,500,000
Proceeds to us, before expenses	97.00%	$218,250,000	$242,500,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions, referred to above, will be approximately $0.5 million. We have also agreed to reimburse the underwriters for certain of their expenses up to $25,000. The underwriters have agreed to reimburse us for certain expenses related to this offering.

No Listing

The notes will not be listed on any securities exchange or included in any quotation system.

Over-allotment Option

We have granted to the underwriters an option, exercisable within 30 days of the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional $25.0 million aggregate principal amount of notes, solely to cover over-allotments, from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this over-allotment option, each underwriter will be obligated, subject to specified conditions, to purchase an additional principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly:

∎

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for our common stock; or

∎

dispose of any shares of common stock, options to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement. The Representatives may, in their sole discretion, and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements. Except for customary lock-up exceptions, including with respect to the Sales Agreement with Jefferies LLC, there are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement that provide consent to the sale of shares of common stock prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by exercising their over-allotment option, in whole or in part, or by purchasing notes on the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the underwriters’ over-allotment option.

“Naked” short sales are sales in excess of the underwriters’ over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Settlement

The underwriters expect to deliver the notes in book-entry form through the facilities of DTC on or about May 11, 2026, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Concurrent Equity Offering

Concurrently with this offering, we are conducting a public offering of an aggregate of 7,352,942 shares of our common stock (or up to an aggregate of 8,455,883 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory services, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on March 3, 2025, we entered into the Sales Agreement with Jefferies LLC, pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $300.0 million from time to time at prices and on terms to be determined by market conditions at the time of offering, with Jefferies LLC acting as the sales agent. In addition, certain underwriters in this offering are also acting as underwriters in the Concurrent Equity Offering.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers about Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the notes may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the notes shall require us or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No notes have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority, except that the notes may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Hong Kong

No notes have been offered or sold, and no notes may be offered or sold, in Hong Kong, by means of any document, other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and accompanying prospectus and that he is not acquiring, and has not been offered, any notes in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (the term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes offered hereby may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

∎

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of the notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus are not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities and Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

∎	a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company that complies with the requirements of Section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” under Section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

Further, you warrant and agree that you will not offer any of the notes issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer of the notes offered hereby is directed only at: (i) a limited number of persons in accordance with the Israeli Securities Law; and (ii) investors listed in the first addendum to the Israeli Securities Law, as it may be amended from time to time (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of the Addendum and agree to it.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the notes or the offering, may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the offering, the Company or the notes offered hereby, have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes offered hereby.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the notes being offered in this prospectus supplement will be passed on by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

∎	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

∎	Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2026 that are incorporated by reference into our Annual Report on Form 10-K;

∎	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026; and

∎

The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-36483) filed with the SEC on June  6, 2014, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus supplement is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 103A

Waltham, MA 02453

(617) 272-4600

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we or certain selling securityholders may offer, in one or more series or classes, an indeterminate number of shares of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “VRDN.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 3, 2025 was $19.47 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 5, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Viridian,” “company,” “we,” “us,” and “our” in this prospectus to refer to Viridian Therapeutics, Inc. and, where appropriate, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. All statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other results;

•

the potential utility, efficacy, potency, safety, clinical benefits, half-life, clinical response, convenience and number of indications of our product candidates, including our expectation that VRDN-003 will demonstrate a similar clinical response as veligrotug;

•

the timing and focus of our ongoing and future nonclinical studies and clinical trials and the timing of reporting data from those studies and trials, including that we expect to receive VRDN-006 proof of concept immunoglobin G reduction data in the third quarter of 2025, that we anticipate submitting an investigational new drug application for VRDN-008 by the end of 2025, and that we anticipate VRDN-003 topline data from the REVEAL-1 and REVEAL-2 trials in the first half of 2026;

•	supply chain disruptions, enrollment in clinical trials involving our product candidates or other delays in such trials;

•

our plans relating to commercializing our product candidates, including our plans to commercialize product candidates as combination products, if approved, including the geographic areas of focus and sales strategy;

•	potential market sizes and market opportunities, including the rate and degree of market acceptance and clinical utility for our product candidates;

•	expectations regarding the initiation of clinical trials and interactions and alignment with regulatory authorities;

•

the timing or likelihood of regulatory filings and approvals, including the anticipated biologics license application submission for veligrotug in the second half of 2025 and a Marketing Authorization Application to the European Medicines Agency in the first half of 2026, as well as our expectation to seek an accelerated approval pathway and special designations for our product candidates for various diseases;

•	our plans relating to the further development of our product candidates, including additional indications we may pursue;

•	our plans to obtain or protect intellectual property rights;

•

our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for nonclinical studies, clinical trials and commercialization;

•	our plans regarding any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•

our estimates regarding expenses, future revenue, capital requirements and our ability to obtain additional financing to fund our operations and complete further development and commercialization of our product candidates;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our anticipated use of proceeds from this offering.

We have based these forward-looking statements contained in this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the sections titled “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

THE COMPANY

We are a biopharmaceutical company focused on discovering, developing and commercializing potential best-in-class medicines for serious and rare diseases. We target disease areas where marketed therapies often leave room for improvements in efficacy, safety, and/or dosing convenience. We believe that first-generation medicines rarely represent optimal solutions, especially in rare disease areas, and that there is potential to develop differentiated, best-in-class medicines that could lead to improved patient outcomes, reduced side effects, improved quality of life, expanded market access, and augmented market competition. Our business model is designed to identify and evaluate product opportunities in disease areas where trial data establishes proof-of-concept for a drug target in the clinic, but the competitive evolution of the product life cycle management and number of entrants appears incomplete. We intend to prioritize indications where a fast-follower and a potentially differentiated drug candidate, or overall product profile, could create significant medical benefit for patients. We are engineering product candidates to address unmet medical needs for patients and further advance drug innovation.

Corporate Information

We were initially founded as a Delaware limited liability company in January 2010 and subsequently incorporated as a Delaware corporation in June 2014. On January 20, 2021, pursuant to a merger agreement under which miRagen Therapeutics, Inc. acquired Viridian Therapeutics, Inc., we changed our name from Miragen Therapeutics, Inc. to Viridian Therapeutics, Inc. Our common stock currently trades on The Nasdaq Capital Market under the ticker symbol “VRDN.”

Our principal executive office is located at 221 Crescent Street, Suite 103A, Waltham, MA 02453, and our telephone number is (617) 272-4600. Our website address is www.viridiantherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the discussion above under the heading “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to further the research, development, and commercialization, as applicable, of our pre-clinical, non-clinical, and clinical product candidates, as well as for working capital and general corporate purposes. This includes preparation for commercialization of our product candidates for which we file for regulatory approval and commercialization of any products to the extent approved, including veligrotug and VRDN-003. We may also use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs, however, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We historically have not, and do not anticipate in the future, paying dividends on our common stock. We currently intend to retain all of our future earnings, as applicable, to finance the growth and development of our business. In addition to legal restrictions under applicable law, we are subject to certain dividend-related limitations under our loan and security agreement with Hercules Capital, Inc. Subject to these limitations, any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements, and other factors that our board of directors considers to be relevant.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our capital stock, as well as other material terms of our amended and restated certificate of incorporation (“certificate of incorporation”), and amended and restated bylaws (“bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 5,000,000 shares of preferred stock (“Preferred Stock”), including 435,000 shares of Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), and 500,000 shares of Series B Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”). As of September 3, 2025, 81,668,033 shares of our common stock were issued and outstanding, 134,864 shares of our Series A Preferred Stock were issued and outstanding and 145,160 shares of our Series B Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except on matters relating solely to terms of Preferred Stock. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Rights and Preferences

Holders of our Common Stock do not have any preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are fully paid and nonassessable.

Registration Rights

Certain of the holders of our Common Stock are entitled to rights with respect to the registration of such securities as set forth below under the Securities Act. These rights are provided under the terms of the

Registration Rights Agreement, dated as of October 30, 2023, between us and certain holders of our Common Stock (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, we have filed a registration statement on Form S-3 to sell registrable securities. We are required to use commercially reasonable efforts to effect a registration of such shares. The Registration Rights Agreement does not include demand registration rights or piggyback registration rights. All fees, costs and expenses of underwritten registrations under these agreements will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Indemnification

The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses of Registration

We are generally required to bear all registration and selling expenses incurred in connection with the registration described above, other than underwriting discounts and selling commissions.

Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws provide that:

•	authorized number of directors can be changed only by resolution of our board of directors;

•	our bylaws may be amended or repealed by our board of directors or stockholders;

•	stockholders may not call special meetings of the stockholders or fill vacancies on our board of directors;

•	our stockholders may remove our directors only for cause;

•

all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of Preferred Stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

our board of directors will be authorized to issue, without stockholder approval, Preferred Stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors;

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting; and

•

the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (4) any action asserting a claim against us governed by the internal affairs doctrine. Notwithstanding the foregoing, these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Potential Effects of Authorized but Unissued Stock

Our shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock. The existence of unissued and unreserved Common Stock and Preferred Stock may enable our board of directors to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of Preferred Stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue Preferred Stock and to determine the rights and preferences applicable to such Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Amendments to Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least a majority of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock, our Series A Preferred Stock and our Series B Preferred Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRDN.”

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting power of holders of Common Stock and reduce the likelihood that holders of our Common Stock will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will describe the terms of the series of Preferred Stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the Preferred Stock on any securities exchange or market;

•	whether the Preferred Stock will be convertible into our Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the Preferred Stock will be exchangeable into debt securities, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the Preferred Stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the Preferred Stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the Preferred Stock;

•	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Preferred Stock.

If we issue shares of Preferred Stock, the shares will be fully paid and nonassessable.

The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and reduce the likelihood that the holders of our Common Stock will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock also could have the effect of delaying, deterring or preventing a change in control of us.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable

•	limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	Any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

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the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Viridian or any restricted subsidiary of Viridian that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Viridian for the benefit of the holders or surrender any right or power conferred upon Viridian;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

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reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

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make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

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make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Viridian Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

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Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025, (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 6, 2025, and June 30, 2025, filed with the SEC on August 6, 2025;

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Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January  10, 2025, March  4, 2025, March  10, 2025, April  7, 2025, June  24, 2025 and July 30, 2025; and

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The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-36483) filed with the SEC on June 6, 2014, pursuant to Rule 12g-3 promulgated under the Exchange Act, as updated by Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Viridian Therapeutics, Inc.

221 Crescent Street, Suite 103A

Waltham, MA 02453

(617) 272-4600

$225,000,000 1.75% Convertible Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Leerink Partners	Goldman Sachs & Co. LLC

Lead Manager

LifeSci Capital

Financial Advisor to Viridian Therapeutics, Inc.

J. Wood Capital Advisors

Prospectus Supplement dated May 6, 2026.